UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Accounting Firm

On May 4, 2020, the Audit Committee (the “Audit Committee”) of the board of directors of XpresSpa Group, Inc., a Delaware corporation (the “Company”), informed CohnReznick LLP (“CohnReznick”) of its decision to dismiss CohnReznick as the Company's independent registered public accounting firm, effective as of that date.

CohnReznick’s report on the Company’s consolidated financial statements as of December 31, 2019 and December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than, in each of the years ended December 31, 2019 and December 31, 2018, to include an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through May 4, 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years. During the years ended December 31, 2019 and 2018 and the subsequent interim period through May 4, 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness identified in the Company’s internal control over its financial close and reporting process.

The Company provided CohnReznick with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that CohnReznick furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether CohnReznick agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of CohnReznick’s letter to the SEC dated May 5, 2020 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On May 4, 2020, the Audit Committee approved the engagement of Friedman LLP (“Friedman”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2020, effective immediately. During the fiscal years ended December 31, 2019 and December 31, 2018 and through the subsequent interim period as of May 4, 2020, neither the Company, nor any party on behalf of the Company, consulted with Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from CohnReznick LLP to the Securities and Exchange Commission, dated May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: May 6, 2020	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer